As filed with the Securities and Exchange Commission on September 27, 1996
                                        Registration No. 0-14614

                       POST-EFFECTIVE AMENDMENT NO. 1
                                TO FORM S-8
                      REGISTRATION STATEMENT UNDER THE
                          SECURITIES ACT OF 1933

                               Net Lnnx, Inc.
            (Exact name of registrant as specified in its charter)


Pennsylvania                                                23-1726390
(State or other jurisdiction of                          (I. R. S. Employer
 incorporation or organization)                          Identification No.)

          324 Datura Street, Suite 150 West Palm Beach, Florida     33401
          (Address of Principal Executive Office)                  (Zip Code)

                        Net Lnnx, Inc. 1996 Stock Plan
                           (Full title of the plan)

                          Robert C. Hackney, Esquire
              4521 PGA Blvd., Suite 264 Palm Beach Gardens, FL 33418
                   (Name and address of agent for service)

                               (407) 837-2913
          (Telephone number, including area code, of agent for service)

                     Calculation of Registration Fee

                                        Proposed(l)      Proposed(l)
Title of Securities  Amount to          maximum          maximum            Amount of
to be registered     be registered      offering price   aggregate          registration
                                        per unit         offering price     fee

Common Stock         10,750 shs.        $5.50            $59,125.00         $100.00
(No par value)


     The registrant hereby files this Post Effective Amendment No. 1 to the Registration Statement as a "reoffer prospectus" to effectuate the resale of 10,750 shares of "control securities", as that term is defined under Rule 405 of the Securities Act of 1933, as amended (the "Act"), pursuant to the General Instructions to this S-8 Registration Statement. These securities are offered on a best efforts basis with no minimum purchase requirement. The proceeds from this offering shall be deposited directly into the account of the selling securities holder. No proceeds shall be placed in escrow or trust. This offering shall terminate on December 31, 1996. See "Risk Factors", herein.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE;
_________________

(1) Based upon the average bid and asked price of $5.50 per share as of September 25, 1996.

Registrant Information

     All references herein to "Net Lnnx" or the "Corporation" mean Net Lnnx, Inc., unless otherwise indicated by the context.

     Net Lnnx, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information may be inspected and copied at the Public Reference Room of the Commission, 450 5th Street, N.W., Room 1024, Washington, D. C. 20549, and at the Commission's regional offices in New York (26 Federal Plaza, New York, New York 10007), Chicago (Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604) and Los Angeles (5757 Wilshire Blvd., Suite 500 East, Los Angeles, California 90036-3648). Copies of such material can also be obtained from the Public Reference Section of the Commission, Washington, D. C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Corporation. The address of such Web site is (http://www.sec.gov).

Incorporation of Certain Documents by Reference

     The following documents filed with the Securities and Exchange Commission by the Corporation are incorporated herein by reference as of their respective dates as set forth therein:

     (a)     The Corporation's Form 10-K for the fiscal year ended December
31, 1995.
     (b)     The Corporation's Form 8-KA Filed January 19,1996.
     (c)     The Corporation's Form 8-K filed January 12, 1996.
     (d)     The Corporation's Form 10-C filed February 8, 1996.

(e) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31,1996, and June 30, 1996.

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which registers all such securities remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     The Corporation will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all documents described above (other than exhibits to such documents). Such requests should be addressed to:

Investor Relations
Net Lnnx, Inc.
324 Datura Street, Suite 150
West Palm Beach, FL 33401
(407) 832-8832

Report to Shareholders

     The Corporation furnishes its stockholders with annual reports containing consolidated financial statements that have been examined and reported upon, with an opinion expressed by independent certified public accountants, and quarterly reports containing unaudited summaries of financial information for the first three quarters of each fiscal year.

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof.

     THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS. STATEMENTS IN THIS PROSPECTUS AS TO THE PROVISIONS OF THE PLAN ARE NOT NECESSARILY COMPLETE AND IN EACH INSTANCE REFERENCE IS MADE TO THE COPY OF THE PLAN WHICH APPEARS AT APPENDIX A TO THE PROSPECTUS, AND EACH SUCH STATEMENT IN THIS PROSPECTUS IS QUALIFIED IN ALL SUCH RESPECTS BY SUCH REFERENCE.

The date of this Prospectus is September 27, 1996.

Risk Factors

     The securities being offered hereby involve a high degree of risk. Prior to making an investment, prospective investors should carefully consider the following factors inherent in and affecting an investment in the Corporation and this offering.

Absence of Operating History

     The Corporation is a holding company and up until December, 1995 has conducted virtually no business operations in the past four years, other than its efforts to seek merger partners. On December 29, 1995, the Corporation entered into an agreement to exchange approximately 83.5% of its no par value common stock for approximately 60% of the common stock of Communications/USA, Inc., which owns and operates interactive voice messaging franchises in the Voice-Tel system. Besides the above mentioned interactive voice messaging, in January, 1996, the Corporation formed and now operates an Internet Service Provider.There can be no assurances that the Corporation will be successful in its newly acquired and formed operations.

Absence of Profitable Operations in Recent Periods

     The Corporation experienced a loss of $88,329 and $237,286 for the three and six months period ended June 30, 1996. Management expected this loss, since it is primarily due to start up costs associated with the formation of its internet service provider. These expenses which will not wind down as the Corporation's operation increase amounted to approximately $38,000 and $116,000 for the above mentioned periods. The Corporation also recorded a non-cash loss on the results of operations of an un-consolidated subsidiary. The Corporation accounts for this investment under the Equity Method of Accounting. This loss was approximately $49,000 and $121,000 for the three and six months period ended June 30, 1996, and was primarily as a result of amortization of intangible assets as well as depreciation of equipment. There can be no assurance that the Corporation will recover from its losses and ever become profitable.

Competition

     The interactive voice messaging industry and the internet service provider industry are both highly competitive. The Corporation competes with other voice messaging and voice mail products being offered by other companies, in addition to a large number of internet service provider companies, certain of which have greater financial resources and more experience than the Corporation. Accordingly, there can be no assurance that the Corporation will be able to effectively compete with many of its competitors in either the voice messaging industry or the internet service provider industry.

Dependence on Officers, Directors, and Key Employees

     The Corporation is presently dependent upon its officers and key employees and its sole director. In the event the Corporation should lose the services of any of these officers, key employees or the sole director, the Corporation could be adversely affected.

Continued Control by Founding Stockholder

     The Corporation's articles of incorporation do not provide for cumulative voting in the election of directors. Therefore, Robert C. Hackney, the founding shareholder, will be able to elect the entire board of directors of the Corporation, which in turn appoints the Corporation's officers.

Over-The-Counter Trading Market

     Presently, the Corporation trades its Common Stock in the over-the-counter trading market, which is a less liquid market than the higher volume stock exchanges. Therefore, purchasers of the Corporation's Common Stock may experience difficulty in selling their shares, and therefore may be unable to readily liquidate their investment in the Common Stock.

Lack of Dividends

     To date, the Corporation has not paid any dividends on its Common Stock, and does not foresee paying any dividends in the near future. There can be no assurance that the Corporation's financial condition will ever permit the payment of dividends.

Selling Security Holders

     The securities registered herein are being offered for the account of the following security holders:

                                   Amount of                 Amount of            Amount and
                                   securities owned          securities offered   percentage owned
Holder                Position     prior to the offering     for seller's acct.   after offering

Robert C. Hackney     Pres./Dir.   941,000                   10,750               930,250  (86.5%)


Plan of Distribution

     The securities are to be offered through the selling efforts of brokers on Mr. Hackney's behalf at standard commission charges.

Description of Common Stock

     The Corporation is authorized to issue 20,000,000 shares of Common Stock, no par value. Each share of Common Stock is entitled to share pro rata in dividends and distributions, if any, with respect to the Common Stock, when and if declared by the Board of Directors, from funds legally available therefor. No holder of any shares of Common Stock has any preemptive or similar right to subscribe for any securities of the Corporation. Upon liquidation, dissolution or winding up of the Corporation and after payment of creditors, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. The holders of shares of Common Stock are not entitled to cumulative voting in the election of Directors; they are entitled to one vote per share with respect to all matters that are required by law to be submitted to stockholders, including the election of Directors. Accordingly, stockholders representing more than 50% of the outstanding shares will have the ability to elect all of the Directors.

Interests of Named Experts and Counsel.

Experts

     The audited financial statements and schedules incorporated by reference from the Corporation's Form 10-K for the fiscal year ended December 31, 1995 and incorporated herein by reference were examined and reported upon by independent certified public accountants. Such financial statements are incorporated herein in reliance upon the report of that firm and upon their authority as experts in accounting and auditing.

Exhibits

     1.     Consents of experts and counsel.

Undertakings.

The undersigned Registrant hereby undertakes to:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933 ("Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on September 27, 1996.



Net Lnnx, Inc.

By:     /s/Robert C. Hackney
        Robert C. Hackney, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By:     /s/Robert C. Hackney
        Robert C. Hackney, CEO, Sole Director
        September 27, 1996


By:     /s/Raul E. Balsera
        Raul E. Balsera, Chief Financial Officer
        September 27, 1996

                               INDEX TO EXHIBITS

        EXHIBIT
        NUMBER          EXHIBIT                                         PAGE

        23              Consents of experts and counsel                 E-17

Richard C. Gates, CPA
Certified Public Accountant
                                        2000 Palm Beach Boulevard
                                        Suite 800
                                        West Palm Beach, Florida 33409
                                        Phone: 561/478-3030   Fax: 561/478-2425

September 23, 1996

Board of Directors
Net Lnnx, Inc.
324 Datura Street, Suite 150
West Palm Beach, FL 33401


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

     As an independent public accountant, I hereby consent to the use of my audit report dated January 16, 1996, and March 25, 1996 (and all references to my firm) included in the Form 10-K and incorporated by reference in the Post Effective Amendment No. 1 to Form S-8 registration statement of Net Lnnx, Inc. (formerly Chester County Security Fund, Inc.).

Very truly yours,


/s/Richard C. Gates
Richard C. Gates

RCG/l

                             1996 STOCK PLAN


     1. Purpose. This 1996 Stock Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of NETLNNX, Inc. (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986 (the "Code") ("ISO" or ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards, and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" respectively, as those terms are defined in Section 425 of the Code.

     2.     Administration of the Plan.

A. The Plan shall be administered by either (i) the Board of Directors of the Company (the "Board"); or (ii) a Stock Plan Committee (the "Committee"), appointed by the Board, pursuant to the requirements of paragraph 2.D.
herein. Subject to paragraph 2.D. herein and the terms of the Plan, the Committee, if so appointed, shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Purchases; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422A of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

B. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places it may determine. Acts by a majority of the Committee, or actions reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

C. Stock Rights may be granted to members of the Board in accordance with paragraph 2.D. herein and the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan.

D. Each transaction, i.e. each grant of Stock Rights to any eligible participant under the Plan who is an officer or director of the Company, (i) shall be approved in advance to the granting of such right, by either the full Board or the Committee of the Board which shall be composed solely of two or more Non-Employee Directors; (ii) shall be approved in advance to the granting of such right, or ratified no later than the next annual meeting of shareholders, by the affirmative votes of the holders of a majority of the securities of the issuer present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote; or
(iii) shall be held by the officer or director for a period of six months following the date of such acquisition, provided that with respect to Options, if at least six months elapse from the date of acquisition/grant of the Options to the date of disposition of the Options (other than upon exercise or conversion) or its underlying equity security. A Non-Employee Director is a director who is not, at the time of such grant an officer of the Company or any Related Corporation, or otherwise employed by the Company or any Related Corporation; does not receive compensation, either directly or indirectly, from the Corporation or any Related Corporation, for services rendered as a consultant or in any capacity other than a director, except for an amount that does not exceed the dollar amount for which disclosure is required pursuant to
Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended; does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

     3. Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option or an authorization to make a Purchase. Granting of any Stock Rights to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

     4. Stock. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, no par value (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 1,000,000, subject to adjustment as provided in paragraph 13. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

     5. Granting of Stock Rights. Stock Rights may be granted under the Plan at any time after January 20, 1996 and prior to January 20, 2005. Any Stock Right issued pursuant to subsection (iii) of paragraph 2.D. shall be held for the period of time described in that subsection. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.
The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph
16. Awards and the price of Purchases shall be at fair market value as determined by the Board of Directors.

6.     Minimum Option Price; ISO Limitations.

A. The price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the lesser of (i) the book value per share of Common Stock as of the end of the fiscal year of the Company immediately preceding the date of such grant, or
(ii) 50 percent of the fair market value per share of Common Stock on the date of such grant.

B. The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value per share of Common Stock on the date of the grant and such option is not exercisable more than five years from the date of its grant.

C. To the extent that the aggregate fair market value (determined at the time the option is granted) of stock with respect to which options meeting the requirements of Section 422(b) are exercisable for the first time by any individual during any calendar year exceeds $100,000, then such options shall not be treated as incentive stock options.

D. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean
(i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7. Option Duration. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) five years and one day from the date of grant in the case of Non-Qualified Options, (ii) five years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possession more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

     8. Exercise of Option. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

A. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

B. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

C. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

D. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422A(b)(7) of the Code, as described in paragraph 6(c).

E. With respect to any Options granted to any officer or director of the Company pursuant to subsection (iii) of paragraph 2.D. herein, at least six months shall elapse from the date of the acquisition/grant of the Option to the date of disposition of the Option (other than upon exercise or conversion) or its underlying equity security.

     9. Termination of Employment. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of 60 days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

10.   Death; Disability.

A. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the ISO's specified expiration date or 180 days from the date of the optionee's death.

B. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the ISO's specified expiration date or 180 days from the date of the termination of the optionee's employment.
For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

     11. Assignability. No ISO shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each ISO shall be exercisable only by him. All other Stock Rights shall be freely transferable subject to the limitations imposed by subsection (iii) of paragraph 2.D. herein, if applicable.

     12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such
Option:

A.If the shares of Common Stock shall be subdivided or combined into a greater or small number of shares of it the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

B. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the Board of Directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or
(ii) upon written notice to the optionees, provided that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

     C. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

     D. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B, or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 425 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

E. In the event of the proposed dissolution or liquidating of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

F. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     G.No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

     H.Upon the happening of any of the foregoing events described in subparagraphs A, B, and C above, the class and aggregate number of shares set forth in paragraph 6 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

     If any person or entity owning restricted Common Stock obtained by exercise or a Stock Right made hereunder receives shares of securities or cash in connection with a corporate transaction described in subparagraphs A, B, or C above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

     14. Means of Exercising Stock Rights. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274 (d) of the Code, or (a), (b), and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (a), (b), or (c) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15. Term and Amendment of Plan. This Plan was adopted by the Board on January 20, 1996, and approved by the stockholders of the Company on January 26, 1996, at the Annual Meeting of Stockholders. The Plan was subsequently amended by the Board on August 30, 1996. The Plan shall expire on January

20, 2005 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Stock Rights may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the holders of a majority of the outstanding shares of Common Stock obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustments pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified (except by adjustment pursuant to Paragraph 13); (c) the provisions of paragraph 6 regarding the exercise price at which shares may be offered pursuant to ISO's (except by adjustment pursuant to paragraph 13) and (d) the expiration date of the Plan may not be extended. Except as provided in the fourth sentence of this paragraph 15, in no event may action of the Board or Stockholders alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

     16. Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such options. At the time of such conversion, the Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

     17. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

     18. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     19. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 20) or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right on the grantee's payment of such additional withholding taxes.

     20. Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of
(a) two years after the date the employee was granted the ISO or (b) one year after the date the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

     21. Governing Law: Construction. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the Commonwealth of Pennsylvania. In construing this Plan, the singular shall include the plural and the masculine general shall include the feminine and neuter, unless the context otherwise requires.

PROSPECTUS


Net Lnnx, Inc.
324 Datura Street, Suite 150
West Palm Beach, Florida 33401

1996 Stock Plan

1,000,000 Shares of Common Stock, no par value



     All references herein to "Net Lnnx" or the "Corporation" mean Net Lnnx, Inc., unless otherwise indicated by the context.

     Net Lnnx is hereby offering 1,000,000 shares of its Common Stock, no par value, ("Common Stock") to holders of options, awards of Common Stock or opportunities to purchase Common Stock granted or to be granted under the Corporation's 1996 Stock Plan which is described herein and the text of which is incorporated herein by reference, upon exercise of such options, or upon receipt of such Common Stock award or purchase of Common Stock, in accordance with the terms and conditions thereof.

____________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this Prospectus is September 27, 1996.

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof.

     THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS. STATEMENTS IN THIS PROSPECTUS AS TO THE PROVISIONS OF THE PLAN ARE NOT NECESSARILY COMPLETE AND IN EACH INSTANCE REFERENCE IS MADE TO THE COPY OF THE PLAN WHICH APPEARS AT APPENDIX A TO THE PROSPECTUS, AND EACH SUCH STATEMENT IN THIS PROSPECTUS IS QUALIFIED IN ALL SUCH RESPECTS BY SUCH REFERENCE.

Plan Information

General Plan Information

     Net Lnnx, Inc., a Pennsylvania corporation, located at 324 Datura Street, Suite 150, West Palm Beach, Florida 33401, is hereby offering 1,000,000 shares of its common stock, no par value, ("Common Stock") to holders of options, awards of Common Stock or opportunities to purchase Common Stock granted or to be granted under the Net Lnnx, Inc. 1996 Stock Plan (the "Plan"). All references herein to "Net Lnnx," the "Company" or the "Corporation" mean Net Lnnx, Inc., unless otherwise indicated by the context.

     The Common Stock offered by this Prospectus is issuable upon exercise of Stock Rights (as defined below) granted under the Plan, which is described below. The 1996 Stock Plan (the "Plan") is intended to provide incentives:
(a) to the officers and other employees of Net Lnnx, Inc. (the "Corporation"), its parent (if any) and any present or future subsidiaries of the Corporation (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Corporation pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986 (the "Code") ("ISO" or ISOs"); (b) to directors, officers, employees and consultants of the Corporation and Related Corporations by providing them with opportunities to purchase stock in the Corporation pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Corporation and Related Corporations by providing them with awards of stock in the Corporation ("Awards"); and (d) to directors, officers, employees and consultants of the Corporation and Related Corporations by providing them with opportunities to make direct purchases of stock in the Corporation ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards, and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights".
As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" respectively, as those terms are defined in
Section 425 of the Code.

     This Plan was adopted by the Board on January 20, 1996, and approved by the stockholders of the Corporation on January 26, 1996 at the annual Meeting of Stockholders. The Plan was subsequently amended by the Board on August 30, 1996. The Plan shall expire on January 20, 2005 (except as to Options outstanding on that date). Stock Rights may be granted under the Plan prior to stockholder approval. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustments pursuant to the Plan); (b) the provisions of the Plan regarding eligibility for grants of ISOs may not be modified (except by adjustment pursuant to the Plan); and (d) the expiration date of the Plan may not be extended. Except as provided in the Plan, in no event may action of the Board or Stockholders alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

     The Plan is not an employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974, and the provisions of Section 401 (a) of the Code are not applicable to the Plan.

     Participants may obtain additional information about the Plan and its administrators by writing to: Investor Relations, 324 Datura Street, Suite 150, West Palm Beach, Florida 33401, or calling (407) 832-8832.

     The Plan shall be administered by either (i) the Board of Directors of the Corporation (the "Board"); or (ii) a Stock Plan Committee (the "Committee"), appointed by the Board, subject to the terms of the Plan. All references in this prospectus to the "Committee" shall mean the Board if no Committee has been appointed.

     Subject to the terms of the Plan, the Board of Directors has the authority to determine the persons to whom Stock Rights shall be granted (subject to certain eligibility requirements for grants of ISOs), the number of shares covered by each such grant, in respect to ISOs, Non-qualified Options and Purchases, the exercise or purchase price per share, the time or times at which Stock Rights shall be granted, and other terms and provisions governing the Stock Rights including the nature of such Stock Right as an ISO, Non-qualified Option, Award or Purchase, as well as the restrictions, if any, applicable to shares of Common Stock issuable upon exercise of Stock Rights. The interpretation or construction by the Board of the Plan or any Stock Right granted under it shall be final. The administrator of the Plan is the sole director, who is also the chief executive officer and beneficial owner of greater than 10% of the Corporation.

     If the Board appoints a Committee to administer the Plan, from time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

Securities to be Offered

     The Plan authorizes the grant of Stock Rights to acquire 1,000,000 shares of Common Stock. On September 25, 1996, the average of the last bid and ask price of the Corporation's Common Stock as reported on the NASDAQ Bulletin board was $5.50 per share.

     The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Corporation, no par value (the "Common Stock"), or shares of Common Stock reacquired by the Corporation in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 1,000,000, subject to adjustment as provided in the Plan. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Corporation shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Corporation shall again be available for grants of Stock Rights under the Plan.

Employees Who May Participate in the Plan

     ISOs under the Plan may be granted to any employee of the Corporation or any Related Corporation (as defined in the Plan). As of August 30, 1996, the Corporation and its subsidiaries had approximately Ten (10) employees. Officers and directors of the Corporation must also be employees in order to receive ISOs under the Plan. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any director (whether or not an employee), officer, employee or consultant of the Corporation or any Related
Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option or an authorization to make a Purchase. Granting of any Stock Rights to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

     Eligible employees may elect to participate in the Plan at any time prior to the Plan's termination. Stock Rights may be granted under the Plan at any time on or after January 20, 1996 and prior to January 20, 2005. The Board of Directors may, with the consent of the holder of an ISO, convert an ISO granted under the Plan to a Non-Qualified Option. Awards and the price of Purchases shall be at fair market value as determined by the Board of Directors.

     The price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the lesser of (i) the book value per share of Common Stock as of the end of the fiscal year of the Company immediately preceding the date of such grant, or
(ii) 50 percent of the fair market value per share of Common Stock on the date of such grant.

     The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value per share of Common Stock on the date of the grant and such option is not exercisable more than five years from the date of its grant.

     The Plan provides that each Option shall expire on the date specified by the Board of Directors, but not more than five years from its date of grant in the case of ISOs and five years and one day in the case of Non-qualified Options. However, in the case of any ISO granted to an employee owning more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Related Corporation such ISO shall expire on the date specified by the Board of Directors, but not more than five years from its date of grant.

     Subject to certain provisions in the Plan relating to termination of employment, death or disability, and assignability, each Option granted under the Plan shall be exercisable as follows:

A. The Option shall either be fully exercisable at the time of grant or shall become exercisable in such installments as the Board may specify.

B. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Board of Directors.

C. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.

D. The Board of Directors shall have the right to accelerate the date of exercise of any installment. (Subject to the $100,00 per year limit on the fair market value of ISOs granted to any employee which may become exercisable in any calendar year).

     In no event may the aggregate fair market value (determined on the date of grant of an ISO) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Corporation and any Related Corporation) exceed $100,000; any portion of an ISO grant that exceeds such $100,000 limit will be treated for tax purposes as a Non-qualified Option. Otherwise, there is no restriction as to the maximum or minimum amount of options an employee may receive.

     A Stock Right (or any part or installment thereof ) shall be exercised by giving written notice to the Corporation at its principal office address.
Such notice shall identify the Stock Right being exercised and specify the number of shares to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or
(c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274 (d) of the Code, or (a), (b), and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (a), (b), or (c) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided in the Plan with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     Status reports will be provided from time to time by the Board to participating employees regarding the amount and status of their accounts.

     The stock subject to Options, Awards and Purchases under the Plan shall be authorized but unissued shares of Common Stock of the Corporation, no par value (the "Common Stock"), or shares of Common Stock reacquired by the Corporation in any manner. No fees commissions or other charges shall be paid.

Resale Restrictions.

     This Prospectus is not available for reoffers or resales of Common Stock acquired under the Plan by persons who are deemed to be "affiliates" of the Corporation, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Act"). Such reoffers or resales by affiliates may be made only pursuant to a separate prospectus (the "reoffer prospectus") or an exemption from registration, including pursuant to Rule 144.

Tax Effects of Plan Participation.

A. Incentive Stock Options. The following general rules are applicable for Federal income tax purposes under the existing law to employees who receive and exercise ISO's granted under the Plan:
1. If the optionee does not own stock possessing more than 10% of the total voting power of the stock of the Corporation or any Related Corporation (as defined in the Plan), or if the optionee owns stock possession more than 10% of the total voting power of the stock of the Corporation or any Related Corporation and the exercise price is at least 110% of the fair market value per share of the Corporation's Common Stock at the date of grant, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon exercise of the ISO.

2. No tax deduction is allowed to the Corporation upon either grant or exercise of an ISO under the Plan.

3. If shares acquired upon exercise of an ISO are not disposed of prior to the later of (i) two years following the date the option was granted or (ii) one year following the date shares are transferred to the optionee pursuant to the ISO exercise, the difference between the amount realized on any subsequent disposition of the shares and the exercise price will be treated as capital gain or loss to the optionee.

4. If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the requisite holding periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price of (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

5. In any year that an optionee recognized compensation income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Corporation will be entitled to a corresponding deduction for income tax purposes if it satisfied certain withholding requirements.

6. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as either long-term or short-term capital gain, depending upon the time elapsed between receipt and disposition of the shares disposed of.

     An optionee may be entitled to exercise an ISO by delivering shares of the Corporation's Common Stock ("Old Stock") to the Corporation in exchange for the Common Stock received upon exercise of the ISO ("Option Stock"), if the optionee's ISO agreement so provides. In general, if an optionee exchanges Old Stock for Option Stock instead of, or in addition to, paying part or all of the exercise price in cash, no gain or loss will be recognized with respect to the exchange of the Old Stock, and shares acquired upon exercise of the ISO will not be subject to tax as explained above until the shares are sold. However, an exception exists to this rule when the Old Stock is "Statutory Option Stock" (as defined below) that has been held for a period less than the applicable holding periods under the Code. In that event, the optionee will realize ordinary compensation income with respect to the Old Stock in an amount equal to the lesser of (i) the excess of the fair market value of the Option Stock on the date of exercise of the ISO over the basis of the Old Stock, or (ii) the fair market value of the Old Stock on the date it was originally exercised over the original option exercise price. "Statutory Option Stock" consists of stock acquired through the exercise of a "qualified stock option", "incentive stock option", an option acquired under an "employee stock purchase plan" or a "restricted stock option", as these terms are defined in the Code. Further, if the Old Stock used to exercise an ISO is Restricted Stock it may be treated as the lapse of the restrictions imposed on such restricted Stock under the rules discussed below, and the optionee may recognize income as a result.

B. Non-Qualified Stock Options. A Non-Qualified Option granted under the Plan is taxed in accordance with Section 83 of the Code and the Regulations issued thereunder. The following general rules are applicable to a holder of such options and to the Corporation for Federal income tax purposes under existing law, based upon the assumptions that (i) the options do not have a readily ascertainable fair market value at the date of grant, and (ii) the Common Stock acquired by exercising the Non-qualified Option is either transferable or not subject to a substantial risk of forfeiture (as defined in Regulations under Section 83 of the Code).

1. The optionee does not realize any taxable income upon the grant of an Option, and the Corporation is not allowed a business expense deduction by reason of such grant.

2. The optionee will recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.
In accordance with the Regulations under the Code and applicable state law, the Corporation will require the optionee to pay to the Corporation an amount sufficient to satisfy withholding taxes in respect of such compensation income at the time of the exercise of the option. If the Corporation withholds stock to satisfy this withholding tax obligation, instead of cash, the optionee nonetheless will be required to include in income the fair market value of the stock withheld.

3. When the optionee sells the shares, he or she will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (i. e., the exercise price plus the amount taxed to the optionee as compensation income). If the optionee holds the shares for longer than the statutory holding period, this gain or loss will be a long-term capital gain or loss. The statutory holding period is one year.

4. In general, the Corporation will be entitled to a tax deduction in the year in which compensation income is recognized by the optionee.

     An optionee may be entitled to exercise a Non-Qualified Option by delivering Old Stock to the Corporation in exchange for the Common Stock received upon exercise of the option ("Nonqualified Option Stock"), if the optionee's Non-Qualified Option agreement so provides. In general, if an optionee exchanges Old Stock for Nonqualified Option Stock instead of, or in addition to, paying part or all of the exercise price in cash, no gain or loss will be recognized with respect to the exchange of the Old Stock. The optionee will recognize ordinary compensation income, however, in an amount equal to the excess, if any, of the fair market value of the Old Stock (at the time of exercise) surrendered to acquire the nonqualified option is Restricted Stock (as defined below), and the Common Stock acquired on exercise of the nonqualified option is not subject to restrictions substantially similar to those imposed on such Restricted Stock will be treated as the lapse of the restrictions imposed on such Restricted Stock under the rules discussed below, and the optionee may recognize income as a result.

C. Special Rules for Restricted Stock. Common stock that is subject to restrictions on transfer and also to a substantial risk of forfeiture (as defined in Regulations under Section 83 of the Code), referred to herein as "Restricted Stock", is subject to special tax rules. If the Common Stock acquired on the exercise on a Non-Qualified Option or pursuant to an Award or Purchase is Restricted Stock, the amount of income recognized by the optionee generally will be determined as of the time the restrictions lapse, and will be equal to the difference between the amount paid for the Restricted Stock and the fair market value of the Restricted Stock at that time. In that case, the payment to the Corporation of withholding taxes will be required as the income arises, i. e., at the time the transfer restrictions on the stock lapse or the substantial risk of forfeiture no longer exists. Officers and directors of the Corporation who exercise Non-Qualified Options (or who make disqualifying dispositions of stock acquired upon exercise of an ISO) receive stock treated as Restricted Stock because of certain securities law rules applicable to such optionees.

     If an optionee transfers Restricted Stock to the Corporation to exercise an ISO, the restrictions on such Restricted Stock will be deemed to have lapsed on the date of transfer, and the optionee may recognize income at that time. Similarly, if the optionee transfers Restricted Stock to the Corporation to exercise a Non-Qualified Option, and the stock received by the optionee on exercise is not subject to restrictions substantially similar to those imposed on such Restricted Stock, the restrictions on that Restricted Stock will be deemed to have lapsed on the date of transfer, and the optionee may recognize income at that time. Restricted Stock acquired by exercising an ISO generally is not subject to the rules of Section 83, but rather to the rules discussed above for ISOs.

     Under Section 83(b) of the Code, an election is available to the optionee to include in gross income, in the taxable year that Restricted Stock is first transferred to the optionee, the amount of any excess of the fair market value

(as determined under Section 83) of the Restricted Stock over the amount (if any) paid for such stock. The election must be made within 30 days after the Restricted Stock is transferred to the optionee. If this election is made, no further tax liability will arise at the time the transfer restrictions on the Restricted Stock lapse or the substantial risk of forfeiture no longer exists. However, of shares of Restricted Stock for which a Section 83 (b) election is in effect are forfeiture while such shares are both nontransferable and subject to a substantial risk of forfeiture, the loss realized by the optionee on the forfeiture, for tax purposes, is limited to the amount paid for such shares (not including any compensation income recognized by the optionee at the time of transfer) less any amount realized by the optionee on such forfeiture.

D. Awards and Purchases. The receipt of Common Stock of the Corporation pursuant to an Award or Purchase made under the Plan is taxed in accordance with the rules of Section 83 of the Code and the Regulations issued thereunder. These rules are discussed above under Non-Qualified Stock Options and Special Rules for Restricted Stock. For purposes of applying the principals of Section 83 to Awards and Purchases (rather than to the exercise of Non-Qualified Options as discussed above), (i) the "time of exercise" is equivalent to the time of Award or Purchase, (ii) the "exercise price" with respect to an Award is zero, and (iii) the "exercise price" with respect to a Purchase is the price paid for the Common Stock acquired by that Purchase.

E. Capital Gains. Long-term gains generally will be subject to Federal income tax at the same rates as ordinary income.

F. Minimum Tax. In addition to the tax consequences described above, the exercise of ISOs granted under the Plan may result in a further "minimum tax" under the Code, as follows: The Code provides that an "alternative minimum tax" (at rates between 26%-28%) will be applied against a taxable base which is equal to regular taxable income, adjusted for certain limited deductions and losses, increased by items of tax preference, and reduced by a statutory exemption ($33,750 for single individuals and $45,000 for joint return filers and surviving spouses and $22,000 for married persons filing separately, estates and trusts). The statutory exemption is phased out for certain higher income taxpayers. The bargain element at the time of exercise of an ISO, i. e., the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price, constitutes an item of tax preference for purposes of the alternative minimum tax. For purposes of determining alternative minimum taxable income (but not regular taxable income) for any subsequent year in which the taxpayer sells the stock acquired by exercise of the ISO, the basis of such stock will be its fair market value at the time the ISO was exercised. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against regular tax liability in later years.

G. Incentive Stock Option Changes. The Tax Reform Act of 1986 (the "Act") replaced the limitation (contained in prior law) on the aggregate amount of ISOs which can be granted to an employee in any calendar year with a limitation on the amount of ISOs which can become first exercisable in any calendar year. Also, the Act repealed the sequential exercise rule of prior law, effective for incentive stock options granted after 1986. The Plan incorporates the changes made by the Act.

Withdrawal From the Plan; Assignment of Interest

     Non-Qualified Options are subject to such termination and cancellation provisions as may be determined by the Board of Directors.

     No ISO shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee each ISO shall be exercisable only by him. All other Stock Rights shall be freely transferable subject to the limitations imposed by the Plan, if applicable.

Forfeitures and Penalties

      If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in the Plan, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of 60 days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to the Plan. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Corporation or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Corporation and Related Corporations, so long as the optionee continues to be an employee of the Corporation or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Corporation or any Related Corporation for any period of time.

     If an ISO optionee ceases to be employed by the Corporation and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the ISO's specified expiration date or 180 days from the date of the optionee's death.

     If an ISO optionee ceases to be employed by the Corporation and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the ISO's specified expiration date or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

     The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Corporation or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such options. At the time of such conversion, the Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

     Outstanding Stock Rights are subject to adjustment as described in the Plan under "Adjustments". Pursuant to the terms of the Plan, shares subject to Stock Rights which for any reason expire or are terminated unexercised as to such shares may again be the subject of a grant under the Plan.

     Exercise of an Option under the Plan is effected by a written notice of exercise delivered to the Corporation at its principal office together with payment for the shares in full in cash or by check, or if authorized by the Board of Directors in its discretion at the time of grant, in part or in full by tendering shares of Common Stock of the Corporation or a full recourse promissory note. Such written notice shall also identify the Option being exercised and specify the number of shares as to which the Option is being exercised.

     By allowing payment of the exercise price by delivering shares of the Corporation, the Plan enables a participant to increase his or her equity ownership in the Corporation without a significant capital contribution. For example, assume that the optionee has outstanding Options to purchase 100 shares of the Corporation's stock at an exercise price of $5 per share and that the stock is currently selling at $10 per share. One share could be submitted for the receipt of two shares, which could in turn be immediately resubmitted for the receipt of four shares. There successive exchanges could theoretically continue until all available Options were exercised. The result, under this example, would be that an optionee would obtain the value of the spread of $500 between the stock's option exercise price and its market value without any cash contribution and an investment equivalent only to the exercise price of one share.

     While the use of the stock payment method offers significant advantages to an optionee, it is subject to certain restrictions. Under recent amendments to the Code, the use of the stock payment method will result in unfavorable tax treatment to the optionee where the exchanged shares were acquired under incentive stock options or certain other tax-advantaged plans and the applicable period for disqualifying dispositions has not expired. In addition, under accounting principals, a charge against the Corporation's income may be necessary for Options exercised by the use of the stock payment method.

     In the event shares of Common Stock of the Corporation shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Corporation, the shares of the Corporation's Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each optionee shall be entitled to purchase such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange. If any person holding restricted Common Stock obtained by the exercise of an Option or by a Purchase or Award receives new, additional or different securities in connection with any corporate transaction described in this paragraph, such new securities shall be subject to all of the conditions and restrictions applicable to the Common Stock with respect to which the new securities were issued.

     In the event the Corporation shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to an Option, each optionee upon exercising such an Option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his Option at all times between the date of grant of such option and the date of its exercise.

     Upon the happening of any of the foregoing events, the class and aggregate number of shares reserved for issuance upon the exercise of options under the Plan shall also be appropriately adjusted to reflect the events described above. Notwithstanding the foregoing, in respect to ISOs, the adjustments described above shall be made only after the Board, in consultation with legal counsel, determines that such adjustments shall not constitute a modification of such ISOs or would cause adverse tax consequences to the holders of ISOs.

     The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the holders of a majority of the outstanding shares of Common Stock obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions, (a) the total number of shares that may be issued under the Plan may not be increased (except as described in the Plan under "Adjustments"); (b) the provisions regarding eligible employees may not be modified (except as described in the Plan under "Adjustments"); (c) the provisions regarding the exercise price at which shares may be offered pursuant to ISOs (except as described in the Plan under "Adjustments"); and (d) the expiration date of the Plan may not be extended. No action of the Board or shareholders, however, may, without the consent of an optionee, alter or impair his rights under any option previously granted to him.

Charges and Deductions and Liens Therefor

     Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Corporation, in accordance with Section 3402(a) of the Code, may require the optionee, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right on the grantee's payment of such additional withholding taxes.

     A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Corporation at its principal office address.
Such notice shall identify the Stock Right being exercised and specify the number of shares to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check; or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right; or
(c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274 (d) of the Code, or (a), (b), and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (a), (b), or (c) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided in the Plan with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

Additional Information.

     The proceeds received by the Corporation from the sale of shares pursuant to the Plan shall be used for general corporate purposes. The Corporation's obligation to deliver shares is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares.
The exercise of Non-Qualified Options, Awards or Purchases for less than fair market value may require the holders to recognize ordinary income and pay additional withholding taxes in respect of such income, and the Board may condition the grant or exercise of an Option, Award or Purchase on the payment to the Corporation of such taxes. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO or (b) one year after the date the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter. Unless terminated earlier by the Board, the Plan will expire on January 20, 2005.

Registrant Information and Employee Plan Annual Information.

     Net Lnnx, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information may be inspected and copied at the Public Reference Room of the Commission, 450 5th Street, N.W., Room 1024, Washington, D. C. 20549, and at the Commission's regional offices in New York (26 Federal Plaza, New York, New York 10007), Chicago (Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604) and Los Angeles (5757 Wilshire Blvd., Suite 500 East, Los Angeles, California 90036-3648). Copies of such material can also be obtained from the Public Reference Section of the Commission, Washington, D. C. 20549 at prescribed rates.

Incorporation of Certain Documents by Reference

     The following documents filed with the Securities and Exchange Commission by the Corporation are incorporated herein by reference as of their respective dates as set forth therein:

(a)     The Corporation's Form 10-K for the fiscal year ended December 31,
1995.

     (b)     The Corporation's Form 8-KA Filed January 19,1996.

     (c)     The Corporation's Form 8-K filed January 12, 1996.

     (d)     The Corporation's Form 10-C filed February 8, 1996.

(e)     The Corporation's Quarterly Reports on Form 10-Q for the quarters
ended March 31,      1996, and June 30, 1996.

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which registers all such securities remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     The Corporation will provide without charge to each person to whom a Prospectus is delivered, upon written oral request of such person, a copy of any and all documents described above (other than exhibits to such documents). Such requests should be addressed to:
     Investor Relations
Net Lnnx, Inc.
324 Datura Street, Suite 150
West Palm Beach,, FL 33401
(407) 832-8832

Report to Shareholders

     The Corporation furnishes its stockholders with annual reports containing consolidated financial statements that have been examined and reported upon, with an opinion expressed by independent certified public accountants, and quarterly reports containing unaudited summaries of financial information for the first three quarters of each fiscal year.